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                                                                     Exhibit 5





                                                             June 9, 1997





Harman International Industries, Incorporated
1101 Pennsylvania Avenue, N.W., Suite 1010
Washington, D.C. 20004


	Re:	Registration Statement on Form S-8 for Harman
		International Industries, Incorporated Relating to its Deferred Compensation Plan
  __________________________________________________

Ladies and Gentlemen:

     We are acting as counsel to Harman International Industries, Incorporated, a Delaware corporation (the "Company"), in connection with the registration of the deferred compensation payment obligations ("Plan Interests") arising under the Harman International Industries, Incorporated Deferred Compensation Plan (the "Plan").

    We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions, qualifications and limitations set forth below, we are of the opinion that:

     1. The Plan Interests, when issued in accordance with the provisions of the Plan, will be valid and binding obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and subject to general equity principles.



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    2.  The provisions of the written Plan documents comply with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     Our opinion expressed in paragraph 2 applies only as to the form of the written Plan documents. Accordingly, but without limitation of the preceding sentence, we express no opinion as to whether the employees eligible to participate in the Plan constitute a select group of management or highly compensated employees, which is a factual issue depending upon the facts and circumstances in existence from time to time.



     In rendering the foregoing opinions, we have relied as to certain factual matters upon information provided by officers of the Company, and we have not independently checked or verified the accuracy of such information. In8 addition, our examination of matters of law has been limited to the General C8orporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Company's Registration Statement on Form S-8 with respect to the Plan Interests.

					Very truly yours,

					/s/ Jones, Day, Reavis & Pogue

					Jones, Day, Reavis & Pogue